Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated January 29, 2009 with respect to the consolidated financial statements, schedule and internal control over financial reporting of Chattem, Inc. included in the Annual Report of Chattem, Inc. on Form 10-K for the year ended November 30, 2008 which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ GRANT THORNTON LLP

Charlotte, NC
April 17, 2009